UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2010

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7501 Miller Drive
Frederick, Colorado 80530
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2010 (the "Grant Date"), the U.S. Department of Energy ("DOE") executed the Assistance Agreement (the "Agreement") with respect to its $45,145,534 grant (the "Grant") to UQM Technologies, Inc. ("UQM") under the American Recovery and Reinvestment Act (the "Act"). The Grant provides funds to facilitate the manufacture and deployment of electric drive vehicles, batteries and electric drive vehicle components in the United States. Pursuant to the terms of the Agreement, the DOE will reimburse UQM for 50 percent of qualifying costs incurred on or after August 5, 2009 for the purchase of facilities, tooling and manufacturing equipment, and for engineering related to product qualification and testing of its electric propulsion systems. The period of the Grant is through January 12, 2013.

The $45.1 million size of the Grant is based on the estimated cost of the project provided by UQM in its application to the DOE for the Grant. However, funding for qualifying project costs incurred during the period commencing August 5, 2009 through May 13, 2010 shall be limited to $8.1 million until various conditions are satisfied. These conditions include, 1) DOE's review and approval of UQM's accounting system, and 2) mutual agreement by the parties on an updated total estimated cost of the project. In the event either condition is not satisfied by May 13, 2010, the Grant may be terminated. In addition, UQM is required, no later than January 12, 2011, to provide DOE with an additional updated total estimated cost of the project along with evidence of firm commitments for UQM's 50 percent share of the total estimated cost of the project. If all such funds have not been secured, UQM must submit, by such date, a funding plan to obtain the remainder of such funds, which is acceptable to the DOE.

The Grant is subject to UQM's compliance with certain reporting requirements. As specified in the Act, UQM is required to use the Grant funds in a manner that maximizes job creation and economic benefits. The Act and Agreement impose minimum construction wages and labor standards for projects funded by the Grant.

If UQM disposes of assets acquired using Grant funding, it may be required to reimburse the DOE upon such sale date if the fair value of the asset on the date of disposition exceeds $5,000. The amount of any such reimbursement shall be equal to 50 percent of the fair value of the asset on the date of disposition.

While UQM has exclusive patent ownership rights for any technology developed with Grant funds, it must grant the DOE a non-exclusive, non-transferable, paid-up license to use such technology.

Qualified reimbursable project costs incurred through the Grant Date totaled approximately $4.5 million, of which approximately $0.9 million represents engineering related to product qualification and testing which is expected to reduce net loss in the fiscal fourth quarter ending March 31, 2010.

This description of the Grant and the Agreement is qualified in its entirely by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits

Financial Statements

None.

Exhibits

10.1 Assistance Agreement (Award No. DE-EE0002407) effective January 13, 2010, granted to UQM Technologies, Inc. by the U.S. Department of Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.

Dated: January 20, 2010
By: /s/Donald A. French
Treasurer, Secretary and Chief
Financial Officer